Exhibit 10.4

OPERATING AGREEMENT

by and between,

on one hand,

PICPAY SERVIÇOS S.A.

and, on the other hand,

BANCO ORIGINAL S.A.

São Paulo, July 11, 2019

TABLE OF CONTENTS

I. DEFINITIONS AND INTERPRETATION

II. PURPOSE OF THE AGREEMENT

III. OBLIGATIONS OF THE PARTIES

IV. PRICE AND COMPENSATION

V. REPRESENTATIONS AND WARRANTIES

VI. INDEMNIFICATION

VII. RELATIONSHIP BETWEEN THE PARTIES

VIII. CONFIDENTIALITY

IX. TERM AND TERMINATION

X. FINAL PROVISIONS

OPERATIONAL AGREEMENT

This Operations Agreement (the “Agreement”) is entered into by between the parties identified below:

I. PICPAY SERVIÇOS S.A., a corporation, Manuel Bandeira, 291, block B, 3rd floor, Vila Leopoldina, São Paulo, SP, enrolled with the National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) under No. 22.896.431/0001-10, represented herein in accordance with its Bylaws (“PicPay”); and

II. BANCO ORIGINAL S.A., a corporation with principal place of business at Rua General Furtado do Nascimento, No. 66 – Alto de Pinheiros, Postal Code (CEP) 05465-070, in the City of São Paulo, State of São Paulo, enrolled with the National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) under No. 92.894.922/0001-08, represented herein in accordance with its Bylaws (“Original”).

PicPay and Original are hereinafter jointly referred to as the “Parties,” and each individually as a “Party.”

WHEREAS:

(i) PicPay is an electronic currency-issuing payment institution that provides prepaid payment accounts to users registered on the electronic platform managed by it (the “Platform”);

(ii) PicPay provides users of the Platform with a product that allows them to use their credit cards to (a) make instantaneous transfers of funds (i.e. D+0) to other users registered on the Platform and (b) instantaneously pay bank payment forms (i.e. D+0) (the “PicPay Product”);

(iii) Original is a commercial bank duly authorized to operate by the Central Bank which is willing to (a) assist PicPay in enabling and expanding the offer of the PicPay Product to PicPay clients, as well as (b) exploit investment opportunities through PicPay Products and/or with users of the Platform, with right of access to exploit such opportunities;

(iv) In this context, Original is a subordinate shareholder of the Fundo de Investimentos em Direitos Creditórios PicPay I (“FIDC PicPay”), the purpose of which shall be to acquire credit rights that originate from payment transactions carried out by users when using PicPay Products through the Platform (the “Credit Rights”); and

(v) The Parties are willing to enter into an operations agreement to regulate, among other things, the right of access by Original to users of PicPay Products on the Platform for advertising, offer, and exploitation of the acquisition of Credit Rights by FIDC PicPay.

NOW, THEREFORE, the Parties have resolved to enter into this Agreement, which shall be governed by the following terms and conditions:

I. DEFINITIONS AND INTERPRETATION

1.1. Rules of Interpretation. The following rules shall apply to the interpretation of this Agreement:

(i) Headings and Titles. The headings and titles of this Agreement are for convenience and reference only and shall not limit or affect in any way the interpretation of the respective clauses, sub-clauses, or items;

(ii) Including. The terms “include,” “including,” and others of similar import shall be interpreted as if followed by the words “without limitation”;

(iii) References to Documents. References to any documents or instruments shall include all their respective amendments, consolidations, and supplements;

(iv) Counting of Time. References to any period shall be construed as references to the number of calendar days, unless otherwise specified, and all terms or periods set forth in this Agreement shall be counted excluding the date of the event that triggered the start of such term or period but including the last day of the term or period in question. All terms established in this Agreement that expire on a Saturday, Sunday, or public holiday shall be automatically extended to the first subsequent Business Day; and

(v) Severable Clauses. If any clause, exhibit, term, or provision of this Agreement becomes (by operation of Law) or is declared (by a Governmental Authority) null and void, invalid, or unenforceable, no other clause, exhibit, term, or provision of this Agreement shall be affected thereby, and, therefore, all other provisions of the Agreement shall remain in force. The Parties shall negotiate in good faith an amendment to this Agreement in order to reflect their original intention, changing only that clause, exhibit, term or provision so declared null and void, invalid, or unenforceable.

II. PURPOSE OF THE AGREEMENT

2.1. Partnership. The purpose of this Agreement is to establish the terms, conditions, rights, and obligations that are to inform (i) the business activities to be exploited by PicPay in connection with the provision of the offer of PicPay Products to users of the Platform with the goal of enabling and expanding transactions that require the assignment of Credit Rights to FIDC PicPay and (ii) the right of access by Original to users of PicPay Products on the Platform for advertising, offer, and exploitation of the acquisition of Credit Rights by FIDC PicPay.

2.1.1. The legal and operational structure of the provision of the offer of the PicPay Product to users of the Platform may be described as follows:

(i) A user of the Platform, when using his credit card to (a) make instantaneous transfers of funds (i.e. D+0) to other users registered on the Platform or (b) instantaneously pay bank payment forms (i.e. D+0) shall depend on the contribution of funds to his prepaid payment account through the use of his credit card;

(ii) The contribution payment transaction carried out with the credit card shall result in a Credit Right held by the user, as PicPay shall have the obligation to make funds available in the user’s prepaid payment account as soon as the payment transaction initiated with the credit card is settled (e.g. D+30);

(iii) FIDC PicPay shall acquire the Credit Rights held by the user, paying the corresponding amount at a discount to the user through PicPay (as the user’s agent); and

(iv) PicPay shall, on behalf of the user, use the amounts paid by FIDC PicPay to instantaneously make (e.g. D+0) (a) the transfer of funds to the other user registered on the platform or (b) the payment of the bank payment form, as indicated by the user on the Platform.

III. OBLIGATIONS OF THE PARTIES

3.1. Obligations of Original. In connection with the Partnership, Original agrees to:

(i) acquire all subordinated shares of FIDC Original; and

(ii) conduct an offer with restricted efforts, in accordance with the regulations and laws in force, so that other institutional investors can acquire shares of FIDC Original within the shortest possible period from the incorporation of FIDC Original.

3.2. Obligations of PicPay. In connection with the Partnership, PicPay agrees to:

(i) Establish and maintain in operation the Platform and the systemic structure necessary for payment transactions to be carried out by users and, consequently, for Credit Rights to be originated and exclusively assigned to FIDC PicPay;

(ii) Grant access to the Platform to FIDC PicPay so that it can acquire Credit Rights, as well as represent users in the sale of Credit Rights to FIDC PicPay;

(iii) Keep the PicPay Product terms and conditions updated in accordance with the applicable laws, as well as in order to allow the acquisition of Credit Rights by FIDC PicPay; and

(iv) Define strategies for the advertising and commercial offer of the PicPay Product.

3.3. Obligations of the Parties. In connection with the Partnership, the Parties agree to:

(i) Comply with all laws in force, particularly those issued by the National Monetary Council, by the Central Bank, and by the Brazilian Securities Commission (CVM), for the implementation and development of the Partnership; and

(ii) Use their best efforts to implement the Partnership.

IV. PRICE AND COMPENSATION

4.1. Original shall pay to PicPay a monthly amount corresponding to one point three percent (1.3%) of the balance of performed Credit Rights held by FIDC, which is an integral part of the portfolio of FIDC, less the total Credit Rights overdue for more than sixty (60) days, calculated as of the last day of each month (the “Price”).

4.1.1. On the fifth Business Day of each month, Original shall pay to PicPay the Price corresponding to the immediately preceding month by means of an electronic transfer of funds to the bank account held by PicPay with Original.

4.1.2 The percentage indicated in Section 4.2 may be revised by mutual agreement by the Parties in the event of any variation in the rates charged by FIDC PicPay which may alter the economic and financial balance of this Agreement.

4.1.3 Notwithstanding the foregoing, Original agrees to prepay to PicPay an amount of one hundred and ten million Reais (R$110,000,000.00) within one Business Day from the date hereof (the “Prepayment”).

4.1.4 The Parties establish that Original shall be exempted from making the payment of the Price set forth in Section 4.1 to PicPay until the aggregate sum of the amounts owed by Original to PicPay by way of Price (the “Variable Balance”) reaches an amount corresponding to the Prepayment.

4.1.5. The Price set forth in Section 4.1 shall be due to PicPay beginning in the month when the Variable Balance reaches an amount corresponding to the Prepayment.

4.2. Late-Payment Charges. If Original fails to timely and fully perform its obligation to pay the Prepayment and the Price, as applicable, Original shall be subject to a non-compensatory fine of two percent (2%) of the total overdue amount plus default interest at a rate of one percent (1%) per month, calculated per day of delay.

4.2.1 Given that that the Parties began to perform this Agreement on May 2, 2019, albeit without any formalization, the Parties agree that the Price shall be deemed effective since June 2019, without application of any late-payment charges.

4.3. The payments set forth in Sections (sic) 4.1 represent all the compensation payable to PicPay under this Agreement.

V. REPRESENTATIONS AND WARRANTIES

5.1. Representations of the Parties. Each Party irrevocably and irreversibly represents and warrants, as of the date of this Agreement, that:

(i) It carries out its business in accordance with the applicable laws in force and holds any approvals and authorizations necessary for the execution of this Agreement and for the performance of the obligations set forth therein;

(ii) The execution of this Agreement, as well as the consummation of the actions set forth herein, (a) do not violate any provision of the bylaws or other corporate document of such Party, (b) do not violate or infringe upon, and do not in any way constitute or give rise to a default under, any contractual commitment or provision or other obligations to which such Party is bound, (c) do not violate any provision of Laws to which the Party is subject, and (d) do not require any consent, approval, or authorization for notice to or filing or registration with any individual, legal entity, or Government Authority;

(iii) It has full technical and financial capacity to honor any and all obligations and/or commitments assumed under this Agreement, monetary or otherwise;

(iv) It has the employees, facilities, equipment, systems, technical experience, and knowledge necessary for the implementation of the partnership under this Agreement on the conditions agreed upon in this Agreement and required by the Laws in force; and

(v) The Agreement constitutes a legal, valid, and binding obligation, enforceable in accordance with its respective terms.

VI. INDEMNIFICATION

6.1. Each Party (the “Indemnifying Party”) irrevocably and irreversibly agrees to defend, indemnify, and hold harmless the other party or parties (the “Indemnified Party”) with respect to any and all Losses resulting from an act or fact that the Indemnifying Party has caused by its fault or willful misconduct as a result of: (i) any inaccuracy or falsehood in the representations made by the Indemnifying Party in this Agreement or any breach of such representations, (ii) any failure to comply, wholly or in part, with any obligations or covenants of the Indemnifying Party contained in this Agreement and/or in the applicable laws and regulations, (iii) any provision of incorrect or defective technical information that has served as a basis for the other Party to perform its obligations under this Agreement, and (iv) any Loss caused to a third party that may claim compensation from the Indemnified Party to this Agreement. The provisions of this Chapter VI shall survive any termination of this Agreement, including, without limitation, until all negotiations and administrative and judicial proceedings in progress at the time of termination are concluded until a final and unappealable decision.

6.1.1. The obligation of the Indemnifying Party to indemnify the Indemnified Party shall only arise after the amount of the Loss is established in a decision unappealable under Brazilian law. The amount of the Loss shall be indemnified by the Indemnifying Party within fifteen (15) Business Days from the receipt of such decision delivered by the Indemnified Party. Such obligation of the Indemnifying Party shall also be applicable in cases where the Indemnified Party is ordered to make a judicial or administrative deposit and/or offer property to be levied upon and/or post bond or any other type of security in any proceeding, claim, or lawsuit relating to any and all Losses under Section 6.1, even if not finally adjudicated.

6.2. All indemnities set forth in this Chapter VI shall be paid by the Indemnifying Party net of any additional expenses incurred by the Indemnified Party in connection with the payment of taxes.

6.3. The payment of indemnity for damages due to non-compliance with the provisions of this Agreement shall not exclude the specific performance of the obligations set forth in this Agreement, nor shall exempt the Indemnifying Party from any the other consequences set forth in law for breach of this Agreement.

6.4. If a Party is given written notice of a pre-litigation claim, administrative proceeding, or lawsuit brought by a third party due to problems relating to products and services of the other Party, the notified Party shall, within no later than ten (10) days, give notice to the liable Party of the terms of the notice received, or earlier in case it finds that such claim, proceeding, or lawsuit establishes a specific time for response.

6.4.1. If there is not enough time to give notice to the liable Party, the notified Party shall use its best efforts to submit the best possible defense, giving notice to the liable Party of the notice received and of the defense submitted at the first opportunity.

6.5. The liable Party shall indemnify the notified Party for all expenses incurred in its defense, including attorney’s fees, without prejudice to indemnifying it for any losses resulting from such claim, administrative proceeding, or lawsuit.

6.6. Each Party shall pay any labor and social-security expenses and obligations for its employees, agents, or representatives.

VII. RELATIONSHIP BETWEEN THE PARTIES

7.1. PicPay and Original agree that, when performing their obligations under this Agreement, they shall be in the position of independent contractors. This Agreement does not intend to create nor creates, and shall not be construed as creating, any Joint venture, agency, or any other type of for-profit corporate association between PicPay and Original and shall not result in an employment relationship between a Party and officers, employees, personnel, or representatives of the other Party. The Parties are not authorized to present themselves as an agent for each other or to inform any person that it has the authority to bind or create obligations for each another or to act in any way on behalf of the other Party, except as expressly established in this Agreement. The Parties shall not make any representation or warranty or create any actual or potential liability on behalf of the other Party, except as expressly established in this Agreement. Any action taken by a Party in violation of this Section shall be automatically null and void vis-à-vis the other Party, and such Party shall be solely and exclusively liable for any and all damages caused to any third parties as a result of such violation.

VIII. CONFIDENTIALITY

8.1 The Parties acknowledge that each Party and its respective employees and/or subcontractors (the “Receiving Party”) may have access to proprietary or confidential information of the other Party (the “Disclosing Party”), of its respective clients, and of any other third parties with respect to operations and businesses of the Disclosing Party, including, without limitation, financial, operational, economic, technical, or legal secrets or information from contracts, opinions, or other documents of the Disclosing Party contained on any physical or digital media (the “Confidential Information”), it being hereby established that (i) the Confidential Information may be disclosed to current or future members, managers, attorneys, consultants, agents, employees, and subcontractors of the Receiving Party who need access to such Confidential Information in connection with the performance of the obligations set forth in this Agreement (“Representatives”), (ii) the disclosure of any Confidential Information to third parties, directly or indirectly, wholly or in part, individually or jointly, in Brazil or abroad, by any means, shall depend upon prior express written authorization from the Disclosing Party, and (iii) the Confidential Information shall not be used for any purposes other than those expressly established in this Agreement.

8.2. If either Party or any of its Representatives is required by law, court decision, or order from any governmental authority to disclose any Confidential Information, such Party shall, without prejudice to timely compliance with such legal or administrative order, unless prevented as a result of a court order or rule, give notice to the other Party of such obligation, as promptly as possible, so that the Parties may, by mutual agreement, take the appropriate measures, including judicial measures, to preserve the Confidential Information. If the measures taken to preserve the Confidential Information are unsuccessful, only that Confidential Information which is strictly necessary to satisfy the legal duty and/or court order for disclosure of the information or (sic) from any authority of competent jurisdiction shall be disclosed.

8.3. The confidentiality agreement set forth in this Section VIII shall exclude any information that (i) is available to the public other than by disclosure thereof by either Party or by any of its Representatives; (ii) was already known to the other Party or to any of its Representatives before the disclosure of such information in connection with this Agreement, and (iii) was independently developed without use of or reference to Confidential Information.

8.4. The parties shall have the right to disclose Confidential Information to any individual or legal entity that is part of their business group and needs to have access to Confidential Information in order to comply with the provisions of this Agreement, as long as permitted by Law.

8.5. Except as expressly required by Law, the duty of confidentiality set forth in this Section VIII shall remain in force for a period of five (5) (sic) after the expiration of the Term of the Partnership, and any non-compliance therewith shall be subject to the provisions of this Agreement, including after the expiration or termination of this Agreement.

IX. TERM AND TERMINATION

9.1. The term of the Partnership shall be four (4) years from the date of execution of this Agreement and may be extended by means of an amendment executed by the Parties (the “Term of the Partnership”).

9.2. The Parties may, by mutual agreement, elect to extend the Term of the Partnership, in which case notice by a Party to the other of its interest in renewing or not renewing the Partnership shall be given at least sixty (60) days in advance of the expiration of the Term of the Partnership.

9.3. The Agreement may only be terminated before the expiration of the Term of the Partnership in the following circumstances:

(i) By a Party, in the event of adjudication of bankruptcy, request for court-supervised or out-of-court reorganization, or liquidation of the other Party;

(ii) By either Party, in the event of an act of God or force majeure that is proven to permanently prevent the Partnership from continuing;

(iii) By either Party, if the consummation of the Agreement is prohibited by virtue of a law or act of a Governmental Authority of competent jurisdiction, including the Central Bank, the National Monetary Council, and the Brazilian Securities Commission; and

(iv) By a Party, in the event of default by the other Party of any obligation set forth in this Agreement which is not cured by the defaulting Party within thirty (30) days from the receipt of notice sent by the non-defaulting Party requesting the performance of the defaulted obligation or obligations.

9.4. If, during the Term of the Partnership, PicPay enters into any contract, agreement, or covenant with a Third Party that has the same subject matter as this Agreement, PicPay shall pay to Original, within five (5) Business Days from the date of receipt of notice sent to PicPay to that effect, a fine in as amount corresponding to the existing difference, as of the date of such notice, between the Prepayment amount and the Variable Balance amount, it being understood that the amount of such difference shall be adjusted by the variation of the Interbank Deposit (DI) Rate, as calculated on a daily prorated basis from (and including) the date of execution of this Agreement to (but excluding) the date of actual payment thereof.

9.5. The termination of this Agreement shall not exempt the Parties from the performance of any obligations that are to survive its expiration or termination, which shall remain in force until they are performed, including the obligations regarding confidentiality and indemnification.

X. FINAL PROVISIONS

10.1. Entire Agreement. This Agreement constitutes the sole entire understanding between the Parties as to the matters contemplated herein. The Parties agree that this Agreement faithfully reflects all prior negotiations between the Parties, as well as their intentions, and fully supersedes any other documents and understandings of any nature between them which may have been executed and maintained between the Parties with respect to the matters set forth herein.

10.2. Severability. All the provisions hereof shall be interpreted in a way that ensures their validity and effectiveness under applicable law. However, if any agreed-upon provision is held invalid or ineffective under the terms of the Law, such provision shall be deemed invalid or ineffective to the full extent of its invalidity or ineffectiveness and shall not affect the remaining terms of such provision or of any other provisions hereof. The Parties shall negotiate in good faith the replacement of such invalid and/or ineffective provision with another valid and effective provision the economic effect of which is equivalent to the economic effect of the provisions deemed invalid or ineffective.

10.3. Notices. All notices, requests, or communications relating to this Agreement shall be written and shall be deemed duly received (i) upon delivery, if sent by certified mail, (ii) upon delivery, if sent by courier, or (iii) upon confirmation of sending and receipt, if sent by email. All notices, requests, and other communications relating to this Agreement shall be delivered to the following addresses:

If to PicPay:

Address: Av. Manuel Bandeira, 291, bloco B, 3º andar, Vila Leopoldina, São Paulo, SP

Att.: Valério Zarro

Email: valerio@picpay.com

CC: juridico@picpay.com

If to Original:

Address: Rua General Furtado do Nascimento, nº 66 – Alto de Pinheiros, Postal Code (CEP) 05465-070, City of São Paulo, State of São Paulo

Att.: Carlos de Souza Valentim

Email: carlos.valentim@original.com.br

or to any other addresses that may be informed by notice in accordance with the provisions hereof. Each Party shall be solely responsible for updating its contact information contained in this Section 10.3.

10.4. Assignment. Any assignment of the Agreement or of the rights and obligations thereunder by either Party shall require prior written consent from the other Parties.

10.5. Taxes and Expenses. Any taxes of any nature payable as a result of the operations set forth in this Agreement shall be borne solely by the Party defined in law as the taxpayer. Each Party shall bear its own costs and expenses incurred or to be incurred by such Party during the negotiation and performance of the operations contemplated herein.

10.6. Amendments. Any amendments to this Agreement shall only be deemed valid and effective if executed in writing by all Parties.

10.7. Indulgence. No omission, forbearance, or indulgence from either Party regarding the exercise of its rights hereunder shall constitute a waiver of such rights or prevent the aggrieved Party from exercising them at any time.

10.8. Irrevocability and Irreversibility. This Agreement is entered into by the Parties on an irrevocable and irreversible basis and shall be binding on all Parties and their heirs, successors, and permitted assigns in any capacity at any time.

10.9. Specific Performance. All the commitments and obligations assumed by the Parties under this Agreement are subject to specific performance under the Code of Civil Procedure, it being understood that an award of damages shall not constitute adequate and sufficient redress of the right of the Parties. For such purpose, the Parties acknowledge that the Agreement, duly signed by two (2) witnesses, constitutes an extrajudicial enforceable instrument for all the purposes of Article 784, III of the Code of Civil Procedure.

10.10. Applicable Law and Jurisdiction. This Agreement shall be governed by the laws of Brazil. The Parties elect the Courts of the Judicial District of São Paulo, State of São Paulo, to resolve any doubts or disputes that may arise from this Agreement.

In witness whereof, the Parties have executed this Agreement in two (2) identical counterparts, both of which taken together shall constitute one and the same instrument, in the presence of the two (2) undersigned witnesses.

/s/ Anderson Andrade Chamon do Carmo	/s/ Valério Zarro
PICPAY SERVIÇOS (sic) S.A.

PICPAY SERVIÇOS S.A.	PICPAY SERVIÇOS S.A.

National Corporate Taxpayers Register (CNPJ) No.: 22.896.431/0001-10	National Corporate Taxpayers Register (CNPJ) No.: 22.896.431/0001-10
Anderson Andrade Chamon do Carmo	Valério Zarro
Individual Taxpayers Register (CPF) No.: 095.105.517-83	Individual Taxpayers Register (CPF) No.: 457.636.319-00
Identity Card (RG) No.: 1.683.442 SSP-ES	Identity Card (RG) No.: 1.332.834 SSI/SC

/s/ illegible

BANCO ORIGINAL S.A.

WITNESSES

/s/ Maira Mendes Morais
Name: Maira Mendes Morais
Individual Taxpayers Register of the Ministry of Finance (CPF/MF) No.: 368455458-80

/s/ Diogo R. Malheiros
Name: Diogo R. Malheiros
Identity Card (RG) No.: 27.722.999-6
Individual Taxpayers Register (CPF) No.: 220.685.768-56

1ST AMENDMENT TO THE OPERATING AGREEMENT

I. PICPAY SERVIÇOS S.A., a corporation with principal place of business at Avenida Manuel Bandeira, 291, block B, 3rd floor, Vila Leopoldina, São Paulo, SP, enrolled with the National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) under No. 22.896.431/0001-10, represented herein in accordance with its Bylaws (“PicPay”); and

II. BANCO ORIGINAL S.A., a corporation with principal place of business at Rua General Furtado do Nascimento, No. 66 – Alto de Pinheiros, Postal Code (CEP) 05465-070, in the City of São Paulo, State of São Paulo, enrolled with the National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) under No. 92.894.922/0001-08, represented herein in accordance with its Bylaws (“Original”).

PicPay and Original are hereinafter jointly referred to as the “Parties,” and each individually as a “Party.”

WHEREAS:

I. the Parties formalized an Operational Agreement on July 11, 2019 (“Agreement”), to establish the terms, conditions, rights, and obligations related to the business activities to be exploited by PicPay and the assignment of Credit Rights of FIDC PicPay to Original;

II. The Parties wants to formalize the proportional reimbursement regarding the advance payment made by Original to PicPay (“Prepayment”), which is set forth in article 4.1.3 of the Agreement.

NOW, THEREFORE, the Parties execute this 1st Amendment to the Agreement, which will be governed by the clauses and conditions below:

1. PROPORTIONAL REIMBURSEMENT OF THE PREPAYMENT

1.1 The Parties agree with the proportional reimbursement of the Prepayment established in article 4.1.3 of the Agreement, to be carried out on November 26, 2019 by PicPay in favor of Original.

1.2 The Parties agree that due to the term between the formalization of the Agreement and the date of the reimbursement provided herein, the amount total amount to be paid by PicPay to Original is ninety-two million, one hundred thousand, forty-one Brazilian reais and ninety-nine cents (R$ 92.100.041,099) (“Reimbursed Value”).

1.3 The amount of seventeen million, eight hundred ninety-nine thousand, nine hundred fifty-eight Brazilian reais and one cent (R$17.899.958,01) – result of the subtraction of the Prepayment, less the Reimbursed Value - is considered by the parties, as the compensation price for the months in which the Agreement was effective until the present date.

1.4 The other provisions of the Agreement prevail unchanged.

IN WITNESS WHEREOF, the parties execute this 1ST Amendment in two (2) counterparts of equal content and form, with the two (2) witnesses below.

São Paulo, November 26, 2019.

/s/ Anderson Andrade Chamon do Carmo	/s/ Valério Zarro

PICPAY SERVIÇOS S.A

/s/ illegible

BANCO ORIGINAL S.A.

Witnesses

/s/ Tatiana V. S. Kitomura	/s/ Maira Morais
1. Name: Tatiana V. S. Kitomura	2. Name: Maira Morais
Taxpayer Card (CPF) No.:	Taxpayer Card (CPF) No.:

TERMINATION OF OPERATING AGREEMENT

I. PICPAY SERVIÇOS S.A., a corporation with principal place of business at Av. Manuel Bandeira, 291, Atlas Office Park Condominium, block A, 1st floor (offices 22 and 23), 2nd and 3rd floors, block B, 3rd floor (offices 43 and 44), Vila Leopoldina, Postal Code 05317-020, São Paulo, SP, enrolled with the National Corporate Taxpayers Register of the Ministry of Economy (CNPJ/ME) under No. 22.896.431/0001-10, represented herein in accordance with its Bylaws (“PicPay”); and

II. BANCO ORIGINAL S.A., a corporation with principal place of business at Rua Porto União, No. 295, Postal Code (CEP) 04568-020, in the City of São Paulo, State of São Paulo, enrolled with the National Corporate Taxpayers Register of the Ministry of Economy (CNPJ/ME) under No. 92.894.922/0001-08, represented herein in accordance with its Bylaws (“Original”).

WHEREAS:

I.	The Parties entered into the Operating Agreement (“Agreement”) on July 11, 2019, as well as the 1st Amendment to the Agreement, on November 26, 2019 (“1st Amendment”); and

II.	The Parties no longer wish to proceed with the Agreement.

NOW, THEREFORE, they mutually agree, in the best terms of the law, to execute a MUTUAL RESCISSION, which shall be governed by the following clauses and conditions:

1.	Due to the lack of interest in maintaining the legal business, Original and PicPay decide to terminate the Agreement on February 22, 2021.

2.	The parties agree that the legal relationship provided in the Agreement is terminates and, therefore, the rights and obligations mutually established between the parties are extinguished, except for the duty of confidentiality.

3.	The parties grant each other full, broad, general and irrevocable release relating to the Agreement and to the, having nothing else to claim, at any time and on any account in relation to any discussion arising, direct or indirectly, from the Agreement terminated hereby.

4.	This MUTUAL RESCISSION is irrevocably and irreversibly executed, and it shall be binding upon the Parties, their heirs and successors.

5.	The Parties elect the Courts of the Judicial District of São Paulo, State of São Paulo, to resolve any litigation originating herefrom.

IN WITNESS WHEREOF, the Parties sign this MUTUAL RESCISSION in two (2) counterparts of same contents and form, in the presence of the witnesses below.

São Paulo, February 22, 2021

DocuSigned by:	DocuSigned by:
/s/ Anderson Andrade Chamon do Carmo	/s/ José Antonio Batista Costa

PICPAY SERVIÇOS S.A.

DocuSigned by:	DocuSigned by:
/s/ Luiz de Lima Giacomini	/s/ Emerson Fernandes Loureiro

BANCO ORIGINAL S.A.

Witnesses:

/s/ Maira Mendes Morais	/s/ Hyde de Melo Gomes Silva
Name: Maira Mendes Morais	Name: Hyde de Melo Gomes Silva
CPF:36845545880	CPF: 05309240489